SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2004

MICRON ENVIRO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

NEVADA

98-0202944

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6903

Commission File Number: 000-30258

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We are extremely pleased to announce that we have signed an agreement to participate on an exciting gas prospect in Alberta, Canada.  Operations are expected to commence within the next two weeks barring any unforeseen issues.  The prospect consists of one initial well, with the potential to drill multiple wells after the success of the first well.  The formation of primary interest on this property is the Viking Sands, which is gas productive throughout the immediate area.  Recently, the Viking zones have been tested and produced gas in a number of wells in the immediate area of the prospect.  Drill stem tests have resulted in flows in excess of 12,000,000 feet of gas per day.

Alberta accounts for just over 80 per cent of the natural gas produced in Canada, which is the world's third-largest supplier of gas, and exports about three-quarters of its production outside the province's borders. About half of the five trillion cubic feet of gas produced each year in Alberta is exported to the United States, and about one-quarter flows to other points in Canada.  Alberta has an estimated 200 trillion cubic feet of ultimately recoverable conventional natural gas. Recent estimates indicate that Viking and equivalent strata contain in the order of 5 and 8 percent, respectively, of the oil and gas reserves known to exist in Alberta alone.

We are planning on making a more concerted effort to market our self to prospective shareholders.  In the past we have not had an active marketing campaign but we are initiating one now.  The marketing campaign will occur throughout the coming months as drilling results from our Texas and Canadian prospects are announced.

Bernard McDougall, our president stated, “This is tremendous news for MSEV and our shareholders.  The last time MSEV was able to announce drilling results for a Canadian prospect the shares traded from 2.7 cents to a high of 8.7 cents within two days and traded over 24,500,000 shares on each of those two days.  This occurred when the company had only four wells in production, no marketing campaign, and oil and gas prices were at much lower levels than today.  We are also scheduled to commence operations on our three wells in Texas.  We have paid all costs for these wells and so far the success rate on this Texas prospect is five for five.  We feel very optimistic and excited about the next few months and our shareholders should share this enthusiasm.”

Due to rain, the drilling on the Stuart wells has been delayed.  We have already paid for the drilling costs on the next three wells. The first five wells on this prospect were drilled successfully.  Drilling crews and the rig are on standby, with drilling to commence as soon as the rig can be moved on to the site.  The rig cannot be moved onto the drill site until the ground dries.

Negotiations are progressing on additional oil and gas prospects in Canada.  Our board is expected to have a final decision on these prospects shortly.

We are an emerging oil and gas company that has both oil and gas producing properties.   Our goal is to become a mid-range oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace.   We currently have 15 independent sources of oil and/or gas revenue.  Our production is from nine oil wells in Canada, and six wells producing oil and/or gas wells in Texas.  We are presently involved in four separate multi-well oil and gas prospects, and we continue to look for additional projects that would contribute to building our market capitalization.

If you have any questions, please call our office at (604) 646-6903.  If you would like to be added to our update email list, please send an email to ir@micronenviro.com requesting to be added.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

__________________________________

Bernard McDougall

President & Director

Date:         November 30, 2004